SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                            FORM 10-Q

        X   Quarterly Report Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934
             For Nine Months Ended September 30, 1997
                                or
           Transition Report Pursuant to Section 13 or 15(d)
             of the Securities Exchange Act of 1934
    For the transition period from ____________to____________


                  Commission File Number 0-7974

                      CHITTENDEN CORPORATION
    (Exact Name of Registrant as Specified in its Charter)

VERMONT                                                 03-0228404
(State of Incorporation)                    (IRS Employer Identification No.)


TWO BURLINGTON SQUARE
BURLINGTON, VERMONT                                         05401
(Address of Principal Executive Offices)                  (Zip Code)


            Registrant's Telephone Number:  (802) 658-4000

                              NOT APPLICABLE
           Former Name, Former Address and Formal Fiscal Year
                      If Changed Since Last Report


Indicate by checkmark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                           YES  X            NO

At September 30, 1997 there were 12,715,655 shares of the Corporation's $1.00 par value common stock issued, with 11,581,924 shares outstanding.

                         PART I.  FINANCIAL INFORMATION

                          Item 1.  Financial Statements